     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1997

                                                     REGISTRATION NO. 333-
                                                                          ------

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                           USA WASTE SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                        73-1309529
    (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                            1001 FANNIN, SUITE 4000
                             HOUSTON, TEXAS 77002
                                (713) 512-6200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              GREGORY T. SANGALIS
                           USA WASTE SERVICES, INC.
                            1001 FANNIN, SUITE 4000
                             HOUSTON, TEXAS 77002
                                (713) 512-6200
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

                               THOMAS J. MURPHY
                            McDERMOTT, WILL & EMERY
                            227 WEST MONROE STREET
                            CHICAGO, IL  60606-5096
                                (312) 372-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                  Proposed       Proposed
   Title of                        maximum       maximum
  securities         Amount       offering      aggregate      Amount of
    to be            to be         price         offering     registration
  registered       registered   per share(1)     price(1)         fee
--------------------------------------------------------------------------------

Common Stock
$.01 par value     4,961,539    $ 40.34 (2)     $ 200,148,483  $ 60,652
================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.
(2) Calculated in accordance with Rule 457(c) on the basis of the average of the high and low closing prices for the Common Stock on the New York Stock Exchange on August 15, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED AUGUST 18, 1997

PROSPECTUS

                               4,961,539 Shares

                           USA WASTE SERVICES, INC.

                                 COMMON STOCK


     This Prospectus relates to an offering of up to 4,961,539 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"), of USA Waste Services, Inc., a Delaware corporation ("USA Waste" or the "Company") that may be issued to holders (the "Holders") of 4-1/2% Convertible Subordinated
Notes due June 1, 2001 (the "Notes") of United Waste Systems, Inc., a Delaware Corporation ("United") upon conversion of the Notes. The Company will not receive any cash proceeds from conversion of the Notes.

     On August __, 1997, Riviera Acquisition Corporation, a wholly-owned subsidiary of USA Waste ("Acquisition") was merged with and into United (the "Merger") pursuant to an Agreement and Plan of Merger dated as of April 13, 1997 (the "Merger Agreement"), with United becoming the surviving corporation in the Merger (the "Surviving Corporation"). Pursuant to the terms of the Merger Agreement and the Indenture relating to the Notes (the "Indenture"), United, USA Waste and Bankers Trust Company, as trustee under the Indenture (the "Trustee"), executed a Supplemental Indenture (the "Supplemental Indenture"), effective as of the date the Merger was consummated, pursuant to which the Notes became convertible from and after the Merger into shares of Common Stock of USA Waste (and cash in lieu of fractional shares).

     The Notes are convertible into shares of Common Stock of USA Waste at any time from and after the date of consummation of the Merger and prior to the close of business on the maturity date, unless previously redeemed or repurchased, at a conversion price of $30.2325581396 per share (equivalent to a conversion rate of 33.0769230768 shares per $1,000 principal amount of Notes), subject to adjustment in certain events.

     The Shares of Common Stock offered hereby have been listed on the NYSE. On August 15, 1997, the closing sale price of the Common Stock on the NYSE was $39.81 per share, as published in the Wall Street Journal.

     All expenses of this offering will be paid by the Company.

     SEE "RISK FACTORS" ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT
       SHOULD BE CONSIDERED BY HOLDERS OF THE NOTES PRIOR TO CONVERTING
                         SUCH NOTES INTO COMMON STOCK.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is August   , 1997

     No dealer, salesman, or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information.................................................       6
Incorporation of Certain Information by Reference.....................       6
The Company...........................................................       7
Recent Development....................................................       8
Risk Factors..........................................................       8
Use of Proceeds.......................................................      12
Description of Capital Stock..........................................      12
Manner of Offering....................................................      15
Legal Matters.........................................................      16
Experts...............................................................      16

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission:
Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http:/www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. In addition, the Company's securities are listed on the NYSE and reports, proxy and information statements, and other information concerning the Company can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document as filed. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the offices of the Commission, and copies of such materials may be obtained therefrom at prescribed rates.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE CORPORATE SECRETARY, USA WASTE SERVICES, INC., 1001 FANNIN STREET, SUITE 4000, HOUSTON, TEXAS 77002, TELEPHONE NUMBER (713) 512-6200. IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY A DATE THAT IS AT LEAST FIVE DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE.

     The following documents filed by the Company with the Commission under the Exchange Act (File No. 1-12154) and the Securities Act are incorporated by reference in this Prospectus and made a part hereof:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by its Annual Report on Form 10-K/A (Amendment No. 1) filed April 30, 1997;

     (2) the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1997 and June 30, 1997;

     (3) the Company's Current Reports on Form 8-K filed January 13, 1997, January 24, 1997, February 6, 1997, February 7, 1997, March 27, 1997
          (as amended by the Company's Current Reports on Form 8-K/A filed April 15, 1997 and July 23, 1997) and April 17, 1997;

     (4) the Company's Joint Proxy Statement and Prospectus, which is part of the Company's Registration Statement on Form S-4 (File No. 333-31979) filed on July 24, 1997, as amended by the Form S-4/A filed on July 24, 1997; and

     (5) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated July 1, 1993, as amended by Form 8-B dated July 13, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated by reference. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                  THE COMPANY

     USA Waste is the third largest integrated nonhazardous solid waste management company in North America, as measured by 1996 revenues, and serves municipal, commercial, industrial and residential customers in various locations in the United States, Canada, Puerto Rico and Mexico. The Company's solid waste management services include collection, transfer and disposal operations and, to a lesser extent, recycling and certain other waste management services.

     The Company intends to continue to capitalize on the consolidation in the solid waste management industry. Key elements of the Company's strategy include
(i) increasing productivity and operating efficiencies in existing and acquired operations, (ii) increasing revenues and enhancing profitability through tuck-in acquisitions and (iii) expanding into new markets through acquisitions. The Company seeks to become the low cost operator in each of its markets by increasing productivity and operating efficiencies through implementation of uniform administrative systems, consolidation of collection routes, improvement of equipment utilization, and increases in employee productivity through incentive compensation and training programs. The Company regularly pursues opportunities to expand its services through the acquisition of additional solid waste management businesses and operations that can be effectively integrated with the Company's existing operations, and pursues acquisitions in new markets where the Company believes it can strengthen its overall competitive position as a national provider of integrated solid waste management services.

     Additional information concerning the Company's business, assets, management, results of operations and other matters is included in the Company's reports filed under the Exchange Act that are incorporated by reference in this Prospectus. See "Incorporation of Certain Information by Reference."

     The terms "Company" and "USA Waste" refer to USA Waste Services, Inc., a Delaware corporation, and its subsidiaries and predecessors unless the context requires otherwise. USA Waste was incorporated under the laws of the State of Delaware in April 1995 to become the successor to USA Waste Services, Inc., an Oklahoma corporation organized in 1987. The Company's executive offices are located at 1001 Fannin, Suite 4000, Houston, Texas 77002, and its telephone number is (713) 512-6200.

                              RECENT DEVELOPMENT

     On August __, 1997, a wholly-owned subsidiary of USA Waste was merged with and into United, and United became a wholly-owned subsidiary of USA Waste. Prior to the Merger, United was the sixth largest provider of integrated, non-hazardous solid waste management services in the United States, as measured by 1996 revenues. Prior to the Merger, United owned or operated 39 landfills, 80 collection companies and 78 transfer stations, and served approximately 950,000 customers in 24 states.


                                 RISK FACTORS

     In addition to the other information set forth in this Prospectus, the following factors should be considered by Holders when evaluating whether to convert their Notes into Common Stock.

Forward-Looking Statements May Not Prove Accurate

     When used or incorporated by reference in this Prospectus, the words "anticipate," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

     Among the key factors that have a direct bearing on the Company's ability to attain its goals are the level and nature of competition from other waste companies, evaluation of the current regulatory environment and the costs associated with such regulations, the availability of attractive acquisition opportunities, successful integration of acquired businesses, improvement of operating efficiencies, availability of working capital, ability to maintain margins and the management of costs in a changing regulatory environment. The Company has also made certain assumptions relating to the outcome of various commercial, legal and regulatory proceedings relating to the Company's operations and the industry generally. These and other risk factors are discussed below.

No Assurance of Successful Management and Maintenance of Growth

     The Company has experienced rapid growth, primarily through acquisitions. The Company's financial results and prospects depend in large part on its ability to successfully manage and improve the operating efficiencies and productivity of these acquired operations. Whether the anticipated benefits of the acquired operations are ultimately achieved will depend on a number of factors, including the ability of the Company to achieve administrative cost savings, rationalization of collection routes, geographic and other efficiencies resulting from access to more landfills, insurance and bonding cost reductions, lower cost of capital and general economies of scale and the ability of the Company to retain municipal contracts and to capitalize on its combined asset base and strategic position.

     Moreover, the ability of the Company to continue to grow will depend on a number of factors, including competition from other waste management companies, availability of satisfactory acquisition opportunities, availability of capital, ability to maintain margins and the management of costs in a changing regulatory environment. There can be no assurance that the Company will continue to expand and successfully manage its growth.

Risks Associated with Acquisitions, Including Legal Matters and Potential Dilution of Ownership Interests of Existing Stockholders

     The Company regularly pursues opportunities to expand through acquisitions. The Company plans to continue to seek acquisitions that complement its services, broaden its customer base and improve its operating efficiencies. The Company's acquisition strategy involves certain potential risks associated with assessing, acquiring and integrating the operations of acquired companies and potential risks associated with pre-existing liabilities of acquired companies. Among the risks associated with acquisitions is the risk that the acquired company has engaged in or is alleged to have engaged in conduct prior to the date of acquisition that becomes the subject of civil or criminal legal action after such date. Although the Company generally has been successful in implementing its acquisition strategy, there can be no assurance that attractive acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions on satisfactory terms, or that any businesses acquired will prove profitable. Future acquisitions may result in the incurrence of additional indebtedness or the issuance of additional equity securities which could dilute the ownership interests of existing stockholders.

International Expansion

     A significant portion of the Company's operations are conducted in Canada. The Company's operations in foreign countries, including Canada, generally are subject to a number of risks inherent in any business operating in foreign countries, including political, social and economic instability, general strikes, nationalization of assets, currency restrictions and exchange rate fluctuations, nullification, modification or renegotiation of contracts, and governmental regulation, all of which are beyond the control of the Company. No prediction can be made as to how existing or future foreign governmental regulations in any jurisdiction may affect the Company in particular or the solid waste management industry in general.

Need for Capital; Debt Financing

     The Company expects to require additional capital from time to time to pursue its acquisition strategy and to fund internal growth. A portion of the Company's future capital requirements may be provided through future debt incurrences or issuances of equity securities. There can be no assurance that the Company will be successful in obtaining additional capital through such debt incurrences or issuances of additional equity securities.

     The Company has historically used variable rate debt under revolving bank credit arrangements as one method of financing its rapid growth. Although recent financings by the Company have reduced the amount of variable rate debt currently outstanding, the Company intends to continue to use variable rate debt together with fixed rate financings. To the extent that variable interest rates tend to fluctuate as general interest rates change, an increase in interest rates could have an adverse effect on the Company's earnings in the future.

Profitability May Be Affected By Factors Beyond USA Waste's Control, Including Competition

     The waste management industry is highly competitive and requires substantial capital resources. The industry consists of several large national waste management companies as well as numerous local and regional companies of varying sizes and financial resources. The Company competes with numerous waste management companies, some of which have significantly larger operations and greater resources than the Company. The Company also competes with those counties and municipalities that maintain their own waste collection and disposal operations. These counties and municipalities may have financial advantages due to the availability to them of tax revenues and tax exempt financing. In addition, competitors may reduce the price of their services in an effort to expand sales volume or to win competitively bid municipal contracts. Profitability may also be affected by the increasing national emphasis on recycling, composting, incineration, and other waste reduction programs that could reduce the volume of solid waste collected or deposited in landfills.

Capitalized Expenditures

     In accordance with generally accepted accounting principles, the Company capitalizes certain expenditures and advances relating to its acquisitions, pending acquisitions and landfill development and expansion projects. Indirect acquisition costs, such as executive salaries, general corporate overhead, public affairs and other corporate services, are expensed as incurred. The Company's policy is to charge against earnings any unamortized capitalized expenditures and advances (net of any portion thereof that the Company estimates will be recoverable, through sale or otherwise) relating to any operation that is permanently shut down, any pending acquisition that is not consummated, and any landfill development or expansion project that is not successfully completed. There can be no assurance that the Company in future periods will not be required to incur a charge against earnings in accordance with such policy, which charge, depending upon the magnitude thereof, could have a material adverse effect on the Company's results of operations, financial condition and cash flows.

Potential Adverse Effect of Government Regulation

     The Company's operations are subject to and substantially affected by federal, state and local laws, regulations, orders and permits, which govern environmental protection, health and safety, zoning and other matters. These regulations may impose restrictions on operations that could adversely affect the Company's results, such as limitations on the expansion of disposal facilities, limitations on or the banning of disposal of out-of-state waste or certain categories of waste or mandates regarding the disposal of solid waste. In particular, the Company is subject to extensive and evolving environmental and land use laws and regulations, which have become increasingly stringent. These laws and regulations affect the Company's businesses in a variety of ways. In order to develop and operate a landfill or other solid waste management facility, it is necessary to obtain and maintain in effect various facility permits and other governmental approvals, including those related to zoning, environmental and land use. These permit approvals may be time consuming and costly to obtain and may be subject to community opposition by various local elected officials or citizens, regulatory delays, subsequent modifications and other uncertainties. There can be no assurance that the Company will be successful in obtaining and maintaining in effect permits and approvals required for the successful operation and growth of its business, including permits and approvals required for the development of additional disposal capacity needed to replace existing capacity that is exhausted. The design, operation and closure of landfills are also subject to extensive federal and state regulations. These regulations could also require the Company to undertake investigatory or remedial activities, to curtail operations or to close a landfill temporarily or permanently. Furthermore, future changes in these regulations may require the Company to modify, supplement, or replace equipment or facilities at costs which could be substantial.

Potential Environmental Liability and Limited Insurance Coverage

     The Company may be subject to liability for environmental damage that its landfills, transfer stations and collection operations may have caused or may cause nearby landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the acquisition of such assets or operations. Liability may also arise from any off-site environmental contamination caused by pollutants or hazardous substances, the transportation, treatment or disposal of which was arranged for by the Company or the predecessor owner of operations or assets acquired by the Company. Any substantial liability for environmental damage could have a material adverse effect on the Company's results of operations and financial condition.

     In the ordinary course of its business, the Company may become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These may include proceedings by federal, state or local agencies seeking to impose civil or criminal penalties on the Company for violations of such laws and regulations, or to impose liability on the Company under federal or state statutes, or to revoke, or deny renewal of a permit; actions brought by citizens' groups, adjacent landowners or governmental entities opposing the issuance of a permit or approval to the Company or alleging violations of the permits pursuant to which the Company operates or laws or regulations to which the Company is subject; and actions seeking to impose liability on the Company for any environmental damage at its owned or operated facilities (or at facilities formerly owned by the Company or its predecessors) or damage that those facilities or other properties may have caused to adjacent landowners or others, including groundwater or soil contamination. The adverse outcome of one or more of these proceedings could have a material adverse effect on the Company's results of operations, financial condition and cash flows.

     During the ordinary course of its operations, the Company has from time to time received, and it may in the future receive, citations or notices from governmental authorities that its operations are not in compliance with its permits or certain applicable environmental or land use laws and regulations. The Company generally seeks to work with the authorities to resolve the issues raised by such citations or notices. There can be no assurance, however, that the Company will always be successful in this regard.

     The Company's insurance for environmental liability is very limited because the Company believes that the cost for such insurance is high relative to the coverage it would provide. Due to the limited nature of such insurance coverage for environmental liability, if the Company were to incur liability for environmental damage, such liability could have a material adverse effect on the Company's results of operations, financial condition and cash flows.

Alternatives To Landfill Disposal

     Alternatives to landfill disposal, such as recycling and composting, are increasingly being used. In addition, in certain of the Company's markets, incineration is an alternative to landfill disposal. There also has been an increasing trend at the state and local levels to mandate recycling and waste reduction at the source and to prohibit the disposal of certain types of waste
at landfills, such as yard waste.   These developments may result in the volume
of waste going to landfills being reduced in certain areas, which may affect the Company's ability to operate its landfills at full capacity and the prices that can be charged for landfill disposal services.

No Dividends

     The Company has never declared or paid cash dividends on its Common Stock. The Company currently expects to retain its earnings for its business and does not anticipate paying dividends on its Common Stock at any time in the foreseeable future. The decision whether to apply legally available funds to the payment of dividends on the Common Stock will be made by the Company's Board of Directors from time to time in the exercise of its business judgment.

Potential Effect Of Certain Anti-Takeover Provisions

     Certain provisions of the Company's Restated Certificate of Incorporation and By-laws may have the effect of making more difficult an acquisition of the Company in a transaction that is not approved by the Company's Board of Directors. For example, the Company's Board of Directors is given the power to issue up to 10,000,000 shares of Preferred Stock of the Company in one or more series, and to fix the rights and preferences as to any such series, without further authorization of the holders of Common Stock. In addition, the Company's Board of Directors is divided into three classes, each of which serves for a staggered three-year term, making it more difficult for a third party to gain control of the Company's Board of Directors. These provisions generally are designed to permit the Company to develop its businesses and foster its long-term growth without the disruption caused by the threat of a takeover not deemed by the Company's Board of Directors to be in the best interests of the Company and its stockholders. They may also have the effect of discouraging a third party from making a tender offer or otherwise attempting to gain control of the Company even though such an attempt might be economically beneficial to the Company and its stockholders.

                                USE OF PROCEEDS

     This Prospectus relates to an offering of up to 4,961,539 Shares of Common Stock that may be issued to Holders of the Notes upon conversion thereof pursuant to the Indenture, as amended by the Supplemental Indenture. The Company will not receive any cash proceeds from conversion of the Notes.


                         DESCRIPTION OF CAPITAL STOCK

     The Company is authorized to issue 300,000,000 shares of Common Stock, par value $0.01 per share, of which 162,769,036 shares were outstanding at August 12, 1997. The Company is also authorized to issue 10,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), none of which are outstanding.

Common Stock

     Each holder of Common Stock is entitled to one vote per share held of record on each matter submitted to stockholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the Board of Directors.

     Subject to the rights of any holders of Preferred Stock, holders of record of shares of Common Stock are entitled to receive ratably dividends when and if declared by the Board of Directors out of funds of the Company legally available therefor. In the event of a voluntary or involuntary winding up or dissolution, liquidation, or partial liquidation of the Company, holders of Common Stock are entitled to participate ratably in any distribution of the assets of the Company, subject to any prior rights of holders of any outstanding Preferred Stock.

     Holders of Common Stock have no conversion, redemption, or preemptive rights. All outstanding shares of Common Stock are, and the Shares offered hereby upon issuance thereof in exchange for outstanding Notes as provided in the Indenture, as amended by the Supplemental Indenture, will be, validly issued, fully paid, and nonassessable.

Preferred Stock

     The Board of Directors is authorized, without further approval of the stockholders, to issue the Preferred Stock in series and with respect to each series, to fix its designations, relative rights (including voting, dividend, conversion, sinking fund, and redemption rights), preferences (including with respect to dividends and upon liquidation), privileges, and limitations. The Board of Directors of the Company, without stockholder approval, may issue Preferred Stock with voting and conversion rights, both of which could adversely affect the voting power of the holders of Common Stock, and dividend or liquidation preferences that would restrict Common Stock dividends or adversely affect the assets available for distribution to holders of shares of Common Stock upon the Company's dissolution.

Authorized But Unissued Shares

     Authorized but unissued shares of Common Stock or Preferred Stock can be reserved for issuance by the Board of Directors from time to time without further stockholder action for proper corporate purposes, including stock dividends or stock splits, raising equity capital, and structuring future corporate transactions, including acquisitions.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is Boston EquiServe, L.P., Boston, Massachusetts.

Delaware Anti-Takeover Law

     Section 203 of the Delaware General Corporation Law ("Section 203") generally provides that a person who, together with affiliates and associates owns, or within three years did own, at least 15% but less than 85% of the outstanding voting stock of a corporation subject to the statute (an "Interested Stockholder") may not engage in certain business combinations with the corporation for a period of three years after the date on which the person became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder or (ii) subsequent to such date, the business combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Section 203 defines the term "business combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder, including mergers, asset sales, and other transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

     The provisions of Section 203, combined with the Board of Director's authority to issue Preferred Stock without further stockholder action, could delay or frustrate a change in control of the Company. The provisions also could discourage, impede or prevent a merger, tender offer or proxy content, even if such event would be favorable to the interests of stockholders. The Company's stockholders, by adopting an amendment to the Restated Certificate of Incorporation, may elect not to be governed by Section 203, which election would be effective 12 months after such adoption. Neither the Company's Restated Certificate of Incorporation nor its By-laws exclude the Company from the restrictions imposed by Section 203.

Limitation of Liability and Indemnification of Officers and Directors

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the directors' duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Company provide for indemnification of each officer and director of the Company to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company has purchased and maintains a directors' and officers' liability policy for such purposes.

     The Company has entered into Indemnification Agreements with each of its directors and executive officers. Such Indemnification Agreements provide that such persons (the "Indemnitees") will be indemnified and held harmless from all expenses, including (without limitation) reasonable fees and expenses of counsel, and all liabilities, including (without limitation) the amount of any judgments, fines, penalties, excise taxes and amounts paid in settlement, actually incurred by an Indemnitee with respect to any threatened, pending or completed claim, action (including any action by or in the right of the Company), suit or proceeding (whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative) in respect of which such Indemnitee is, was or at any time becomes, or is threatened to be made, a party, witness, subject or target, by reason of the fact that such Indemnitee is or was a director, officer, agent or fiduciary of the Company or serving at the request of the Company as a director, officer, employee, fiduciary or representative or another enterprise. Such Indemnification Agreements also provide that the Company, if requested to do so by an Indemnitee, will advance to such Indemnitee, prior to final disposition of any proceeding, the expenses actually incurred by the Indemnitee subject to the obligation of the Indemnitee to refund if it is ultimately determined that such Indemnitee was not entitled to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              MANNER OF OFFERING

        This Prospectus relates to an offering by USA Waste of up to 4,961,539 shares of Common Stock issuable to holders of Notes upon the conversion thereof pursuant to the Indenture, as amended by the Supplemental Indenture. The Notes are convertible into shares of Common Stock of USA Waste at any time from and after the date of consummation of the Merger and prior to the close of business on the maturity date, unless previously redeemed or repurchased, at a conversion price of $30.2325581396 per share (equivalent to a conversion rate of 33.0769230768 shares per $1,000 principal amount of Notes), subject to adjustment in certain events. The Company will not receive any cash proceeds from conversion of the Notes.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Shares have been passed upon for the Company by McDermott, Will & Emery, Chicago, Illinois.


                                    EXPERTS

     The consolidated balance sheets of USA Waste as of December 31, 1996 and 1995 and the consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

                               4,961,539 Shares



                           USA WASTE SERVICES, INC.



                                 COMMON STOCK


                             ____________________

                                  PROSPECTUS
                             ____________________



                                August   , 1997

--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement.

     Securities and Exchange Commission fee................ $ 60,652
     Printing expenses.....................................   25,000*
     Accountants' fees and expenses........................   10,000*
     Legal fees and expenses...............................   10,000*
     Miscellaneous.........................................    4,348*

           Total........................................... $110,000
                                                            =============

* Estimated.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the directors's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Company provide for indemnification of each officer and director of the Company to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company has purchased and maintains a directors' and officers' liability policy for such purposes.

     The Company has entered into Indemnification Agreements with each of its directors and executive officers. Such Indemnification Agreements provide that such persons (the "Indemnitees") will be indemnified and held harmless from all expenses, including (without limitation) reasonable fees and expenses of counsel, and all liabilities, including (without limitation) the amount of any judgments, fines, penalties, excise taxes and amounts paid in settlement, actually incurred by an Indemnitee with respect to any threatened, pending or completed claim, action (including any action by or in the right of the Company), suit or proceeding

(whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative) in respect of which such Indemnitee is, was or at any time becomes, or is threatened to be made, a party, witness, subject or target, by reason of the fact that such Indemnitee is or was a director, officer, agent or fiduciary of the Company or serving at the request of the Company as a director, officer, employee, fiduciary or representative or another enterprise. Such Indemnification Agreements also provide that the Company, if requested to do so by an Indemnitee, will advance to such Indemnitee, prior to final disposition of any proceeding, the expenses actually incurred by the Indemnitee subject to the obligation of the Indemnitee to refund if it is ultimately determined that such Indemnitee was not entitled to indemnification.

ITEM 16.   EXHIBITS.

Exhibit Number and Exhibit

4.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 33-60103)).

4.2 Amendment to Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996.)

4.3 Conformed Copy of Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996).

4.4 By-laws of the Company (Incorporated by reference to Exhibit 3.2 to the Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 33-60103))

4.5 Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3, File No. 33-76224).

5.1 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

23.1 Consent of McDermott, Will & Emery (included in Exhibit 5.1)

23.2 Consent of Coopers & Lybrand L.L.P.

23.3 Consent of Coopers & Lybrand, Chartered Accountants

24.1 Powers of Attorney (included on signature page)


ITEM 17.   UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;

          Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering .

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 1997.

                           USA Waste Services, Inc.



                                        By:  /s/ JOHN E. DRURY
                                             ----------------------
                                             John E. Drury,
                                             Chairman of the Board and
                                             Chief Executive Officer



USA WASTE SERVICES, INC.

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Drury, Earl E. DeFrates and Gregory T. Sangalis and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 18, 1997.

          Signature                               Title
          ---------                               -----
/s/JOHN E. DRURY               Chairman of the Board and Chief Executive
-----------------------------  Officer (principal executive officer)
John E. Drury

/s/RODNEY R. PROTO             President, Chief Operating Officer and
-----------------------------  Director
Rodney R. Proto

/s/EARL E. DEFRATES            Executive Vice President and Chief
-----------------------------  Financial Officer
Earl E. DeFrates               (principal financial officer)

/s/BRUCE E. SNYDER             Vice President and Chief Accounting Officer
-----------------------------  (principal accounting officer)
Bruce E. Snyder

/s/RALPH E. COX                Director
-----------------------------
Ralph F. Cox

/s/RICHARD J. HECKMAN          Director
-----------------------------
Richard J. Heckman

/s/LARRY J. MARTIN             Director
-----------------------------
Larry J. Martin

/s/WILLIAM E. MOFFETT          Director
-----------------------------
William E. Moffett

/s/DONALD F. MOOREHEAD, JR.    Director
-----------------------------
Donald F. Moorehead, Jr.

/s/ALEXANDER W. RANGOS         Director
-----------------------------
Alexander W. Rangos

/s/JOHN G. RANGOS, SR.         Director
-----------------------------
John G. Rangos, Sr.

/s/KOSTI SHIRVANIAN            Director
-----------------------------
Kosti Shirvanian

/s/DAVID SUTHERLAND-YOEST      Director
-----------------------------
David Sutherland-Yoest

/s/SAVEY TUFENKIAN             Director
-----------------------------
Savey Tufenkian

                               INDEX TO EXHIBITS


Exhibit
Number    Exhibit
-------   -------

5.1       Opinion of McDermott, Will & Emery

23.1      Consent of McDermott, Will & Emery (included in Exhibit 5.1)

23.2      Consent of Coopers & Lybrand L.L.P.

23.3      Consent of Coopers & Lybrand, Chartered Accountants

24.1      Powers of Attorney (included on Signature Page)